EXHIBIT 99.1

Arbutus Announces Planned Executive Departure

VANCOUVER, British Columbia and DOYLESTOWN, Pa., April 21, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that Patrick T. Higgins, Arbutus’ Chief Business Officer has decided to leave the company at the end of April 2016. Mr. Higgins will continue to be involved with the company. He remains a shareholder of Arbutus and is committed to seeing Arbutus complete its vision of developing a cure for HBV. Mr. Higgins was a co-founder and CEO of OnCore BioPharma, which merged with Tekmira Pharmaceuticals in 2015 to form what is now Arbutus Biopharma.

“Patrick remains a friend of Arbutus and I want to thank him for his vision in co-founding OnCore and his leadership to ensure a smooth post-merger integration,” said Dr. Mark J. Murray, Arbutus’ President and CEO. “We value Patrick’s insight and we look forward to his continued involvement with the company.”

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection. Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information
This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking  statements”).  Forward-looking statements in this press release include statements about Patrick T. Higgins leaving the company as Chief Business Officer at the end of April 2016; and Mr. Higgins’ continued involvement with and commitment to the company.

With respect to the forward-looking  statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the certainty of Arbutus’ and Mr. Higgins’ plans. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Mr. Higgins might not leave the company; and Mr. Higgins may not be willing or able to have continued involvement with the company after leaving.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at  www.sedar.com  and at  www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking  statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact   Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone:   604.419.3200
Email:  acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone:   604.419.3200
Email:   hbaradarani@arbutusbio.com
Media
Please direct all media inquiries to:media@arbutusbio.com